Gibraltar Reports Second-Quarter 2015 Financial Results

•	Q2 Adjusted EPS of $0.25; Q2 Sales Up 8% Versus Prior Year

•	June 9th RBI Acquisition Accretive to Second-Quarter Adjusted Results

•	Confirms Full-Year Organic Earnings Growth Guidance

Buffalo, New York, August 6, 2015 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure and residential markets, today reported its financial results for the three and six month periods ended June 30, 2015. In a separate release, the Company also announced today that it has appointed Sharon M. Brady and James B. Nish as directors, completing its succession plans.
Second-Quarter Consolidated Results
Gibraltar’s net sales for the second quarter of 2015 increased 8 percent to $253.2 million, compared with $235.0 million for the second quarter of 2014. Second-quarter 2015 adjusted net income was $7.8 million, or $0.25 per diluted share, compared with adjusted net income of $6.1 million, or $0.19 per diluted share, in the second quarter of 2014. The adjusted second-quarter 2015 results exclude special items with an after-tax net charge totaling $3.7 million, or $0.12 per diluted share, resulting primarily from costs related to the acquisition of RBI Solar, Inc., Rough Brothers Manufacturing Inc., and affiliates (collectively “RBI”) on June 9, exit costs related to facility closures and the Company’s senior leadership transition. The adjusted second-quarter 2014 results excluded special items with an after-tax net gain totaling $0.4 million, or $0.02 per diluted share, resulting primarily from acquisition-related gains and exit activity costs related to business restructuring. Including these items in the respective periods, the Company’s second-quarter 2015 GAAP net income was $4.1 million, or $0.13 per diluted share, compared with net income of $6.4 million, or $0.21 per share, in the second quarter of 2014.
Management Comments
“Gibraltar’s second-quarter financial results were consistent with our expectations, and we made continued progress executing on our value-creation strategy, highlighted by the acquisition of RBI,” said Chief Executive Officer Frank Heard. “Consolidated net sales were up 8 percent year-over-year, primarily reflecting sales at RBI. Organic sales increased in our postal storage and roofing-related businesses in the Residential Products segment but were offset by continued soft demand in the Industrial and Infrastructure Products segment.”
“As part of our value-creation strategy, since the fourth quarter of 2014, we have been working to align our cost structure to market demand, consolidate facilities, better manage our pricing, reduce overhead and increase efficiency throughout the business,” Heard said. “These operational improvement initiatives enabled us to again deliver increased quarterly earnings. Our second quarter adjusted EPS grew by 32 percent with 11 percentage points coming from our base businesses on nearly equivalent consolidated sales, with the balance of 21 percentage points improvement coming from the accretive addition of RBI. As we begin the second half of 2015, we will continue to focus on three key goals: increasing adjusted earnings, making more efficient use of Gibraltar’s capital, and delivering higher shareholder returns than we did in 2014.”
Second-Quarter Segment Results
Separate from the performance of the two segments highlighted below, the Company’s second-quarter results benefited from its acquisition of RBI. RBI has established itself during the past five years as North America’s fastest-growing provider of photovoltaic (PV) solar racking solutions. Since June 9, RBI was accretive to the Company’s second-quarter results, adding adjusted earnings of $0.04 per diluted share on revenues of $17.1 million.

Residential Products
Second-quarter 2015 net sales in Gibraltar’s Residential Products segment increased 15 percent to $134.7 million, compared with $117.4 million for the second quarter of 2014. Second-quarter 2015 adjusted operating margin increased 200 basis points year over year to 11.3 percent. Sales growth in this segment reflected strong demand for postal storage products driven by conversions to centralized delivery, with a modest rebound in demand for our roofing-related products. The segment’s adjusted operating margin reflected the benefit of higher volume and improved operational efficiencies.
Industrial and Infrastructure Products
Second-quarter 2015 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased 14 percent to $101.4 million, compared with $117.6 million for the second quarter of 2014. Adjusted operating margin only decreased by 10 basis points year over year to 5.3 percent as improved manufacturing efficiencies and tighter management of price and raw material margin helped offset the effect of the 14 percent revenue decrease. Sales in this segment reflected lower shipment volumes to industrial markets and a 2 percent decrease due to the effect of weaker foreign currencies in its Canadian and European operations. Industrial demand was lower than in the prior-year quarter as domestic energy and mining activity declined in part due to the effects of lower oil prices. Meanwhile, the transportation infrastructure market continues to be affected by short-term uncertainty in federal funding programs.
Business Outlook
Gibraltar expects organic net sales for full-year 2015 to be equivalent to 2014, with growth expected in residential-related product lines to be offset by a decline in industrial-related revenues. In addition to the Company’s base businesses, the June 9, 2015 acquisition of RBI is expected to add incremental revenues of $130 million to $140 million through December 31, 2015, including $17 million of revenues in June 2015. The combined revenues of Gibraltar’s base businesses plus RBI are expected to result in 2015 revenues being $980 million to $990 million, an increase of approximately 14% compared to $862 million for 2014. Regarding earnings, the anticipated profit expansion from cost-reduction initiatives as well as the addition of the RBI acquisition is expected to result in adjusted earnings for 2015 in the range of $0.78 to $0.88 per diluted share, compared with $0.47 per diluted share in 2014. This range includes non-GAAP adjusted earnings accretion from RBI in the range of $0.20 to $0.24 per diluted share, excluding non-cash amortization, purchase accounting and transaction expenses.
For the third quarter of 2015, revenues and adjusted EPS are expected to increase compared with the third quarter of 2014, benefiting from the accretive income from the RBI acquisition.
Second-Quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2015. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the industrial, infrastructure and residential markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, England, Germany, China and Japan. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains / losses on sales of property, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related items, and senior leadership transition costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three month period ending September 30, 2015, on Wednesday, October 28, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Sales	$253,171	$234,960	$453,786	$425,992
Cost of sales	209,052	194,837	379,752	356,005
Gross profit	44,119	40,123	74,034	69,987
Selling, general, and administrative expense	32,918	25,393	53,863	54,924
Income from operations	11,201	14,730	20,171	15,063
Interest expense	3,811	3,691	7,511	7,331
Other expense (income)	1,101	519	(2,458)	549
Income before taxes	6,289	10,520	15,118	7,183
Provision for income taxes	2,202	4,089	5,494	2,838
Income from continuing operations	4,087	6,431	9,624	4,345
Discontinued operations:
Loss before taxes	—	—	(44)	—
Benefit of income taxes	—	—	(16)	—
Loss from discontinued operations	—	—	(28)	—
Net income	$4,087	$6,431	$9,596	$4,345
Net earnings per share – Basic:
Income from continuing operations	$0.13	$0.21	$0.31	$0.14
Loss from discontinued operations	—	—	—	—
Net income	$0.13	$0.21	$0.31	$0.14
Weighted average shares outstanding – Basic	31,210	31,066	31,200	31,028
Net earnings per share – Diluted:
Income from continuing operations	$0.13	$0.21	$0.31	$0.14
Loss from discontinued operations	—	—	—	—
Net income	$0.13	$0.21	$0.31	$0.14
Weighted average shares outstanding – Diluted	31,495	31,271	31,440	31,235

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$39,422	$110,610
Accounts receivable	180,382	101,141
Inventories	134,751	128,743
Other current assets	23,339	19,937
Total current assets	377,894	360,431
Property, plant, and equipment, net	124,995	129,575
Goodwill	292,918	236,044
Acquired intangibles	136,731	82,215
Other assets	7,461	5,895
	$939,999	$814,160
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$114,731	$81,246
Accrued expenses	92,383	52,439
Current maturities of long-term debt	400	400
Total current liabilities	207,514	134,085
Long-term debt	242,800	213,200
Deferred income taxes	54,731	49,772
Other non-current liabilities	38,334	29,874
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,436 and 31,342 shares issued in 2015 and 2014	314	313
Additional paid-in capital	248,854	247,232
Retained earnings	164,221	154,625
Accumulated other comprehensive loss	(10,992)	(9,551)
Cost of 453 and 429 common shares held in treasury in 2015 and 2014	(5,777)	(5,390)
Total shareholders’ equity	396,620	387,229
Total Liabilities & Equity	$939,999	$814,160

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities
Net income	$9,596	$4,345
Loss from discontinued operations	(28)	—
Income from continuing operations	9,624	4,345
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,239	13,104
Stock compensation expense	1,406	1,616
Net gain on sale of assets	(8,375)	—
Other non-cash adjustments	1,245	13
Non-cash charges to interest expense	108	522
Provision for deferred income taxes	(72)	—
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(30,164)	(41,927)
Inventories	1,596	(5,723)
Other current assets and other assets	(1,415)	(3,965)
Accounts payable	20,254	29,698
Accrued expenses and other non-current liabilities	4,312	(1,468)
Net cash provided by (used in) operating activities	11,758	(3,785)
Cash Flows from Investing Activities
Cash paid for acquisitions	(134,318)	—
Net proceeds from sale of property and equipment	26,181	5,950
Purchases of property, plant, and equipment	(4,624)	(11,498)
Other investing activities	1,154	121
Net cash used in investing activities	(111,607)	(5,427)
Cash Flows from Financing Activities
Proceeds from long-term debt	41,392	—
Long-term debt payments	(11,792)	(407)
Purchase of treasury stock at market prices	(387)	(408)
Net proceeds from issuance of common stock	180	404
Excess tax benefit from stock compensation	37	81
Net cash provided by (used in) financing activities	29,430	(330)
Effect of exchange rate changes on cash	(769)	260
Net decrease in cash and cash equivalents	(71,188)	(9,282)
Cash and cash equivalents at beginning of year	110,610	97,039
Cash and cash equivalents at end of period	$39,422	$87,757

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2015
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Senior Leadership Transition Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$134,669	$—	$—	$—	$134,669
Industrial & Infrastructure Products	101,900	—	—	—	101,900
Less Inter-Segment Sales	(482)	—	—	—	(482)
	101,418	—	—	—	101,418
RBI	17,084	—	—	—	17,084
Consolidated sales	253,171	—	—	—	253,171

Income from operations
Residential Products	11,910	—	3,251	—	15,161
Industrial & Infrastructure Products	5,356	—	41	18	5,415
RBI	999	902	—	—	1,901
Segment Income	18,265	902	3,292	18	22,477
Unallocated corporate expense	(7,064)	699	—	1,042	(5,323)
Consolidated income from operations	11,201	1,601	3,292	1,060	17,154

Interest expense	3,811	—	—	—	3,811
Other expense	1,101	—	—	—	1,101
Income before income taxes	6,289	1,601	3,292	1,060	12,242
Provision for income taxes	2,202	598	1,233	396	4,429
Income from continuing operations	$4,087	$1,003	$2,059	$664	$7,813
Income from continuing operations per share – diluted	$0.13	$0.03	$0.07	$0.02	$0.25

Operating margin
Residential Products	8.8%	—%	2.4%	—%	11.3%
Industrial & Infrastructure Products	5.3%	—%	—%	—%	5.3%
RBI	5.8%	5.3%	—%	—%	11.1%
Segments Margin	7.2%	0.4%	1.3%	—%	8.9%
Consolidated	4.4%	0.6%	1.3%	0.4%	6.8%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2014
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$117,400	$—	$—	$117,400
Industrial & Infrastructure Products	117,938	—	—	117,938
Less Inter-Segment Sales	(378)	—	—	(378)
	117,560	—	—	117,560
Consolidated sales	234,960	—	—	234,960

Income from operations
Residential Products	11,089	—	(182)	10,907
Industrial & Infrastructure Products	5,976	—	357	6,333
Segment Income	17,065	—	175	17,240
Unallocated corporate expense	(2,335)	(742)	—	(3,077)
Consolidated income from operations	14,730	(742)	175	14,163

Interest expense	3,691	—	—	3,691
Other expense	519	—	—	519
Income (loss) before income taxes	10,520	(742)	175	9,953
Provision for (benefit of) income taxes	4,089	(272)	64	3,881
Income (loss) from continuing operations	$6,431	$(470)	$111	$6,072
Income (loss) from continuing operations per share – diluted	$0.21	$(0.02)	$—	$0.19

Operating margin
Residential Products	9.4%	—%	(0.2)%	9.3%
Industrial & Infrastructure Products	5.1%	—%	0.3%	5.4%
Segment Margin	7.3%	—%	0.1%	7.3%
Consolidated	6.3%	(0.3)%	0.1%	6.0%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2015
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Senior Leadership Transition Costs	Gain on Sale of Facility	Adjusted Statement of Operations
Net Sales
Residential Products	$241,464	$—	$—	$—	$—	$241,464
Industrial & Infrastructure Products	196,185	—	—	—	—	196,185
Less Inter-Segment Sales	(947)	—	—	—	—	(947)
	195,238	—	—	—	—	195,238
RBI	17,084	—	—	—	—	17,084
Consolidated sales	453,786	—	—	—	—	453,786

Income from operations
Residential Products	24,043	—	3,470	—	(6,799)	20,714
Industrial & Infrastructure Products	7,362	—	41	382	—	7,785
RBI	999	902	—	—	—	1,901
Segment Income	32,404	902	3,511	382	(6,799)	30,400
Unallocated corporate expense	(12,233)	471	—	1,559	—	(10,203)
Consolidated income from operations	20,171	1,373	3,511	1,941	(6,799)	20,197

Interest expense	7,511	—	—	—	—	7,511
Other income	(2,458)	—	—	—	—	(2,458)
Income before income taxes	15,118	1,373	3,511	1,941	(6,799)	15,144
Provision for income taxes	5,494	513	1,314	723	(2,526)	5,518
Income from continuing operations	$9,624	$860	$2,197	$1,218	$(4,273)	$9,626
Income from continuing operations per share – diluted	$0.31	$0.03	$0.07	$0.04	$(0.14)	$0.31

Operating margin
Residential Products	10.0%	—%	1.4%	—%	(2.8)%	8.6%
Industrial & Infrastructure Products	3.8%	—%	—%	0.2%	—%	4.0%
RBI	5.8%	5.3%	—%	—%	—%	11.1%
Segments Margin	7.1%	0.2%	0.8%	0.1%	(1.5)%	6.7%
Consolidated	4.4%	0.3%	0.8%	0.4%	(1.5)%	4.5%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2014
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$204,383	$—	$—	$204,383
Industrial & Infrastructure Products	222,284	—	—	222,284
Less Inter-Segment Sales	(675)	—	—	(675)
	221,609	—	—	221,609
Consolidated sales	425,992	—	—	425,992

Income from operations
Residential Products	13,182	206	145	13,533
Industrial & Infrastructure Products	9,084	—	459	9,543
Segment Income	22,266	206	604	23,076
Unallocated corporate expense	(7,203)	(740)	—	(7,943)
Consolidated income from operations	15,063	(534)	604	15,133

Interest expense	7,331	—	—	7,331
Other expense	549	—	—	549
Income (loss) before income taxes	7,183	(534)	604	7,253
Provision for (benefit of) income taxes	2,838	(194)	225	2,869
Income (loss) from continuing operations	$4,345	$(340)	$379	$4,384
Income (loss) from continuing operations per share – diluted	$0.14	$(0.01)	$0.01	$0.14

Operating margin
Residential Products	6.4%	0.1%	0.1%	6.6%
Industrial & Infrastructure Products	4.1%	—%	0.2%	4.3%
Segment Margin	5.2%	—%	0.1%	5.4%
Consolidated	3.5%	(0.1)%	0.1%	3.6%